EXHIBIT 99.1

CLINICAL DATA, INC. TO ACQUIRE ICORIA, INC.

Acquisition Brings Metabolomics and Biomarker Expertise to Clinical Data

NEWTON, Mass. and RESEARCH TRIANGLE PARK, N.C., Sept. 20, 2005 - Clinical Data, Inc. (NASDAQ: CLDA) and biotechnology company Icoria, Inc. (OTC Bulletin Board: ICOR.OB) today announced the execution of a merger agreement whereby Clinical Data will acquire Icoria in an all-stock transaction valued at approximately $12.5 million based on the closing price of Clinical Data’s Common Stock on Friday, September 16. The acquisition is expected to close late this year or in early 2006, pending approval by Icoria’s shareholders.

“Icoria’s biomarker discovery platform is an excellent fit with our molecular diagnostics business model while their metabolomics and genomics capabilities complement the pharmocogenomics capabilities we will be gaining in our pending acquisition of Genaissance Pharmaceuticals,” said Israel M. Stein, President and CEO of Clinical Data. “This acquisition also strengthens our position in targeted diagnostics and theranostics. Like Genaissance, Icoria works with leading pharmaceutical and biotechnology companies as well as with government and academic institutions.”

Under the terms of the agreement, Icoria shareholders will receive 0.0139 shares of Clinical Data Common Stock for each share of Icoria Common Stock they own. At the close of trading on Friday, September 16, this represents a price of $0.32 per share of Icoria stock. Under the merger agreement, should the price of Clinical Data Common Stock change before the transaction closes, the aggregate purchase price could fluctuate, but in no case will it be below $10 million or exceed $12.5 million. Based on the current share price of Clinical Data and including the impact of the expected acquisition of Genaissance Pharmaceuticals, Icoria shareholders will own approximately 7.6 percent of the combined company upon the close of the Icoria transaction.

Icoria’s Board of Directors unanimously approved the transaction and will recommend to Icoria’s stockholders that they approve the transaction. Needham & Company, LLC served as financial advisor to Icoria’s Board of Directors and has delivered its opinion that the consideration to be received by Icoria’s common stockholders is fair from a financial point of view.

“We believe Clinical Data represents an excellent fit for Icoria and will provide an environment that values our people, commercial projects and technology platforms,” said Douglas Morton, Icoria’s Interim CEO. “The board evaluated several ways to improve the company’s cash position and build shareholder value, and felt that this acquisition by a financially stronger company with a track record of successfully developing and marketing health care products and services is a positive outcome for our shareholders.”

Additional Information to be Filed with the SEC

Clinical Data plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and Icoria plans to file with the SEC and mail to its stockholders a Proxy Statement/Prospectus in connection with the transaction.  The Registration Statement and the Proxy Statement/Prospectus will contain important information about Clinical Data, Icoria, the transaction, and related matters.  Investors and existing security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they become available.

Investors and existing security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Clinical Data and Icoria through the investor relations sections of the web sites of the respective companies or through the EDGAR system available at the SEC web site at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from Clinical Data or from Icoria by contacting the investor relations department of either company.

Clinical Data and Icoria, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement.  Information regarding Clinical Data’s directors and executive officers is contained in Clinical Data’s Registration Statement on Form S-4 which includes proxy information, as filed August 29, 2005, with the SEC. As of August 26, 2005, Clinical Data’s directors and executive officers beneficially owned approximately 3,526,000 shares, or 78.1%, of Clinical Data’s common stock.  Information regarding Icoria’s directors and executive officers is contained in Icoria’s Annual Report Form 10-K for the year ended December 31, 2004 and its proxy statement dated April 7, 2005, as filed with the SEC.  As of August 31, Icoria’s directors and executive officers owned approximately 2,865,000 shares, or 7.3%, of Icoria’s common stock.  A more complete description will be available in the Registration Statement and the Proxy Statement/Prospectus.

About Icoria
Icoria, Inc. is a biotechnology company focused on the discovery of novel, multi-parameter biomarkers using its unique multi-platform approach. Icoria uses these biomarkers internally to develop multi-analyte diagnostics to define and grade pathology or disease state with a high level of specificity and sensitivity, and uses its technology to help collaborators and customers develop better, safer drugs and diagnostics and to identify targets, leads and drug/diagnostic combinations for liver injury, metabolic disorders and cancer. Icoria’s shares trade on the Over the Counter Bulletin Board.

About Clinical Data, Inc.
Clinical Data, Inc., established in 1972, through its domestic and foreign subsidiaries, focuses on the needs of physician offices and smaller clinical laboratories. The company provides a complete range of products and consulting services to the growing physician office laboratory market and offers blood chemistry instrumentation and diagnostic assays to clinics and small hospitals worldwide. Clinical Data Shares trade on the NASDAQ small cap market.

Additional Information and Where to Find It for Stockholders of Clinical Data, Inc. and Genaissance Pharmaceuticals, Inc.

Clinical Data has filed a Registration Statement on Form S-4 with the SEC (Reg. No. 333-127256) containing a definitive joint proxy statement/prospectus regarding the proposed combination of Clinical Data and Genaissance Pharmaceuticals. SHAREHOLDERS OF CLINICAL DATA AND SHAREHOLDERS OF GENAISSANCE ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/ PROSPECTUS THAT IS PART OF THE REGISTRATION STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMBINATION. The definitive joint proxy statement/prospectus has been mailed to shareholders of Clinical Data and shareholders of Genaissance. Investors and security holders may obtain the documents free of charge at the SEC’s web site (http://www.sec.gov) or from Clinical Data by contacting Mark D. Shooman or from Genaissance by contacting Marcia Passavant.

Clinical Data and Genaissance, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information concerning the proposed directors and executive officers of Clinical Data and Genaissance’s respective directors and executive officers and other participants in the proxy solicitation, including a description of their interests, is included in the definitive joint proxy statement/prospectus contained in the above-referenced Registration Statement on Form S-4.

For further information, please contact:

Clinical Data Inc. Mark D. Shooman Sr. Vice President & Chief Financial Officer 1-617-527-9933	Icoria, Inc. Media/Public Relations +1-919-425-2999

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements including, but not limited to, Icoria’s acquisition by Clinical Data, Inc., and the companies’ expectations for their healthcare based business models, and Icoria’s biomarker discovery platform. Such forward-looking statements are based on current expectations of the companies’ management and are subject to a number of risks, factors and uncertainties that may cause actual results, events and performance to differ materially from those referred to in the forward-looking statements. These risks, factors and uncertainties include, but are not limited to, Clinical Data’s ability to complete both the Genaissance merger and the Icoria merger, and its subsequent ability to successfully integrate the three companies and achieve expected synergies and operating efficiencies; and Icoria's ability to obtain shareholder approval of the proposed transaction, Icoria’s ability to identify biomarkers, early stage of development, history of net losses, technological and product development uncertainties, reliance on research collaborations, uncertainty of additional funding and ability to protect its patents and proprietary rights. Certain of these and other risks are identified in Clinical Data’s Form S-4 filed with the SEC on August 29, 2005, Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005, and 2004 and 2005 Quarterly Reports on Form 10-QSB; and Icoria's Quarterly Reports on Form 10-Q for the period ended June 30, 2005, March 31, 2005, as amended, and its Annual Report on Form 10-K for the year ended December 31, 2004, both as filed with the Securities and Exchange Commission. The companies do not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in our expectations, except as may be required by law.

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